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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13G filed herewith and any amendments thereto relating to the acquisition of units of beneficial interest in Mesabi Trust is filed jointly on behalf of each such person.

Dated: March 20, 1998


                                       APPALOOSA MANAGEMENT L.P.
                                       By: Appaloosa Partners Inc.
                                       Its: General Partner


                                       By: /s/ David A. Tepper
                                           -----------------------
                                           David A. Tepper
                                           President

                                       DAVID A. TEPPER


                                       /s/ David A. Tepper
                                       -------------------